Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Technology & Telecommunication Acquisition Corporation (the “Company”) on Form 10-K for the period ended November 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Chow Wing Loke, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: February 28, 2023
/s/ Chow Wing Loke
Chow Wing Loke
Chief Financial Officer
(Principal Accounting and Financial Officer)